Exhibit 10.4

EXECUTION COPY

FIRST AMENDMENT AGREEMENT

TO

Re:	Note Purchase Agreement Dated as of January 25, 2013 of UTi Worldwide Inc.

Dated as of

June 5, 2013

To the holders listed in Schedule A to

this First Amendment Agreement (the “Holders”)

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of January 25, 2013 among UTi Worldwide Inc., an international business company incorporated under the laws of the British Virgin Islands with IBC No. 141257 (the “Company”), each of the Subsidiary Guarantors party thereto, and the Purchasers named in Schedule A thereto (the “Existing Note Purchase Agreement”), pursuant to which U.S.$150,000,000 aggregate principal amount of its 4.10% Senior Unsecured Guaranteed Notes, Series A, due February 1, 2022 (the “Series A Notes”) and U.S.$50,000,000 aggregate principal amount of its 3.50% Senior Unsecured Guaranteed Notes, Series B, due February 1, 2020 (the “Series B Notes” and together with the “Series A Notes,” the “Notes”) were issued and are currently outstanding. The Existing Note Purchase Agreement, as amended hereby, is referred to as the “Note Purchase Agreement.”

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company requests the amendment of a certain provision of the Existing Note Purchase Agreement as hereinafter provided.

Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof, this First Amendment Agreement shall constitute a contract between us amending the Existing Note Purchase Agreement effective as of April 30, 2013, but only in the respects hereinafter set forth and only after the conditions set forth in Section 2 have been satisfied:

SECTION 1.	AMENDMENT TO EXISTING NOTE PURCHASE AGREEMENT.

The definition of Debt Service Ratio set forth in Exhibit B to the Existing Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

“Debt Service Ratio” means, for any Measurement Period the ratio of (a) Consolidated EBITDA less distributions, dividends

UTi Worldwide Inc.	First Amendment Agreement

and redemptions on account of or with respect to capital stock or other equity interests of the Company or any Subsidiary (other than those (i) required to be paid under agreements entered into with Persons in order to obtain or maintain BBBEE status and (ii) received by the Company or a Subsidiary during such Measurement Period) to (b) Consolidated Fixed Charges. Notwithstanding the foregoing, for the purposes of the definition of “Debt Service Ratio” only, there shall be excluded from the calculation thereof to the extent otherwise included therein, (i) up to U.S. $2,100,000 paid by the Company in January, 2013 to satisfy the requirement to pay a make-whole amount in connection with the prepayment of the 2009 Notes and (ii) solely for the fiscal quarters ended April 30, 2013 and July 31, 2013, up to U.S. $5,000,000 in interest and up to U.S. $1,500,000 in scheduled principal payments under a Capital Lease related to that certain warehouse facility in South Africa constructed for the Company to support the Company’s pharmaceutical business in the region.

SECTION 2.	CONDITIONS PRECEDENT.

This First Amendment Agreement shall not become effective until, and shall become effective on, the business day when each of the following conditions shall have been satisfied:

(a) The Holders shall have received this First Amendment Agreement, duly executed by each Obligor.

(b) The Required Holders shall have consented to this First Amendment Agreement as evidenced by its execution hereof.

(c) The representations and warranties of the Obligors set forth in Section 3 hereof shall be true and correct in all material respects as of the date of the execution and delivery of this First Amendment Agreement.

(d) Any consents or approvals from any holder or holders of any outstanding security of any Obligor or any Subsidiary and any amendments of agreements pursuant to which any securities may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the Holders and their special counsel.

(e) The Obligors shall have paid the fees and disbursements of the Holders’ special counsel, Chapman and Cutler LLP, incurred in connection with the negotiation, preparation, execution and delivery of this First Amendment Agreement and the transactions contemplated hereby which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this First Amendment Agreement.

UTi Worldwide Inc.	First Amendment Agreement

(f) All corporate and other proceedings in connection with the transactions contemplated by this First Amendment Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

(g) Each Holder shall have received a fully executed copy of the letter dated 5 June 2013 from Commerzbank Aktiengesellschaft to the Company which amends the Agreement relating to Credit Facility dated 25 January 2013, in a form which is satisfactory in form and substance to the Required Holders (the “Amendment to Commerzbank Facility”).

(h) Each Holder shall have received a fully executed copy of the Letter Agreement dated May 30, 2013 between Sumitomo Mitsui Banking Corporation and the Company which amends the Loan Agreement dated October 17, 2012, in a form which is satisfactory in form and substance to the Required Holders (the “Amendment to Sumitomo Bank Facility”).

(i) Each Holder shall have received a fully executed copy of the First Amendment to Amended and Restated Letter of Credit and Cash Draw Agreement dated as of June 5, 2013 between Nedbank Limited, acting through its London Branch, and the Company which amends the Amended and Restated Letter of Credit and Cash Draw Agreement, dated as of June 24, 2011, in a form which is satisfactory in form and substance to the Required Holders (the “Amendment to Nedbank Facility”).

(j) Each Holder shall have received a fully executed copy of the First Amendment to Amended and Restated Letter of Credit Agreement dated June 5, 2013 between The Royal Bank of Scotland N.V. and the Company which amends the Amended and Restated Letter of Credit Agreement, in a form which is satisfactory in form and substance to the Required Holders (the “Amendment to RBS Facility”).

(k) Each Holder shall have received a fully executed copy of the Amendment No. 1 to Credit Agreement dated June 5, 2013 between Bank of the West and the Company which amends the Credit Agreement dated as of June 24, 2011, in a form which is satisfactory in form and substance to the Required Holders (the “Amendment to Bank of the West Facility”).

SECTION 3.	REPRESENTATIONS AND WARRANTIES.

Each Obligor, jointly and severally, hereby represents and warrants that as of the date hereof and as of the date of execution and delivery of this First Amendment Agreement:

(a) Each Obligor is duly organized and validly existing under the laws of its jurisdiction of organization.

UTi Worldwide Inc.	First Amendment Agreement

(b) This First Amendment Agreement and the transactions contemplated hereby are within the corporate powers of each Obligor, have been duly authorized by all necessary corporate action on the part of each Obligor and this First Amendment Agreement has been duly executed and delivered by each Obligor and constitutes legal, valid and binding obligations of each Obligor enforceable in accordance with its terms.

(c) Each Obligor represents and warrants that there are no Defaults or Events of Default under the Existing Note Purchase Agreement immediately before giving effect to this First Amendment Agreement nor under the Note Purchase Agreement, immediately after giving effect to this First Amendment Agreement.

(d) The execution, delivery and performance of this First Amendment Agreement by each Obligor does not and will not result in a violation of or default under (A) the articles of association or bylaws of any Obligor, (B) any material agreement to which any Obligor is a party or by which it is bound or to which any Obligor or any of their properties is subject, (C) any material order, writ, injunction or decree binding on any Obligor, or (D) any statute, regulation, rule or other law applicable to any Obligor in any material respect.

(e) No authorization, consent, approval, exemption or action by or notice to or filing with any court or administrative or governmental body (other than periodic filings with regulatory authorities, none of which are required to be filed as of the effective date of this First Amendment Agreement and all of which the Company agrees to timely file) is required in connection with the execution and delivery of this First Amendment Agreement or the consummation of the transactions contemplated thereby.

(f) No Obligor has paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in connection with the obtaining of any consents or approvals in connection with the transactions contemplated hereby including, without limitation thereof in connection with the Amendment to Commerzbank Facility, the Amendment to Sumitomo Bank Facility, the Amendment to KBC Facility and the Amendment to Nedbank Facility, other than the payment of legal fees of counsel to the lenders and agents under such amendments.

(g) Each Subsidiary of the Company which is a borrower or guarantor under the Credit Agreement as of the date hereof is a Subsidiary Guarantor hereunder.

SECTION 4.	MISCELLANEOUS.

Section 4.1. Except as amended herein, all terms and provisions of the Existing Note Purchase Agreement, the Notes, the Subsidiary Guarantee Agreement and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

UTi Worldwide Inc.	First Amendment Agreement

Section 4.2. Any and all notices, requests, certificates and other instruments, including the Notes, may refer to the “Note Purchase Agreement” without making specific reference to the First Amendment Agreement, but nevertheless all such references shall be deemed to include the First Amendment Agreement unless the context shall otherwise require.

Section 4.3. This First Amendment Agreement and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder.

Section 4.4. This First Amendment Agreement shall be governed by and construed in accordance with New York law excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 4.5. The capitalized terms used in this First Amendment Agreement shall have the respective meanings specified in the Note Purchase Agreement unless otherwise herein defined, or the context hereof shall otherwise require.

UTi Worldwide Inc.	First Amendment Agreement

The execution hereof by the Holders shall constitute a contract among the Obligors and the Holders for the uses and purposes hereinabove set forth. This First Amendment Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

UTi WORLDWIDE INC.

By	/s/ Lance D’Amico
Duly Authorized Signatory (acting pursuant to, and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)

UTi Worldwide Inc.	First Amendment Agreement

UTI (AUST) PTY LIMITED
UTI BELGIUM N.V.
UTI LOGISTICS N.V.
UTI NETWORKS LIMITED
UTI, CANADA, INC.
UTI CANADA CONTRACT LOGISTICS INC.
UTI DEUTSCHLAND GMBH
UTI (HK) LIMITED
UTI GLOBAL SERVICES B.V.
UTI NEDERLAND B.V.
UTI TECHNOLOGY SERVICES PTE. LTD.
UTI WORLDWIDE (SINGAPORE) PTE LTD
SERVICIOS LOGISTICOS INTEGRADOS SLI SA
UTI IBERIA S.A.
UTI WORLDWIDE (UK) LIMITED
UTI INVENTORY MANAGEMENT SOLUTIONS INC.
CONCENTREK, INC.
INTRANSIT, INC.
MARKET TRANSPORT, LTD.
SAMMONS TRANSPORTATION, INC.
UTI, UNITED STATES, INC.
UTI INTEGRATED LOGISTICS, LLC
KABUSHIKI KAISHA UTI

By	/s/ Lance D’Amico
Authorized Signatory

GODDARD COMPANY LIMITED
PYRAMID FREIGHT (PROPRIETARY) LIMITED
UTI INTERNATIONAL INC.

By	/s/ Lance D’Amico
Duly Authorized Signatory (acting pursuant to, and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)

UTi Worldwide Inc.	First Amendment Agreement

This foregoing First Amendment Agreement is hereby accepted and agreed to as of the date aforesaid.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

	By	/s/ Cornelia Cheng
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

	By	/s/ Cornelia Cheng
Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

	By	/s/ Cornelia Cheng
Vice President

UTi Worldwide Inc.	First Amendment Agreement

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By:	Prudential Investment Management (Japan), Inc., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

	By	/s/ Cornelia Cheng
Vice President

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P., (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By	/s/ Cornelia Cheng
Vice President

NAME OF HOLDER	PRINCIPAL AMOUNT OF OUTSTANDING NOTES HELD AS OF JUNE 5, 2013		SERIES

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	U.S.$ U.S.$ U.S.$	70,392,000 14,400,000 12,600,000	A B B

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY	U.S.$ U.S.$	46,400,000 3,600,000	A A

GIBRALTAR LIFE INSURANCE CO., LTD.	U.S.$	20,000,000	A

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.	U.S.$	9,608,000	A

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY	U.S.$	23,000,000	B

SCHEDULE A

(to First Amendment Agreement)